Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	John R. Beaver
May 27, 2008		(713) 654-9548
STERLING CHEMICALS NAMES JOHN V. GENOVA PRESIDENT AND CEO
HOUSTON, TEXAS — Sterling Chemicals, Inc. (OTC Bulletin Board: SCHI) announced today that John V. Genova has been appointed as President and Chief Executive Officer of the Company and elected to the Board of Directors. Richard K. Crump, the Company’s former President and Chief Executive Officer, retired as an employee of the Company effective upon Mr. Genova’s appointment but will continue to serve as a Director of the Company.
Mr. Genova, age 53, most recently served as Vice President of Corporate Planning for Tesoro Corporation, an independent refiner of oil and gas products, where he was responsible for long-range business plan development, capital management, competitor assessment and benchmarking, as well as a corporate performance scorecard process.
Byron J. Haney, member of Sterling’s Board of Directors said “John is a proven executive with an exceptional blend of strategic, analytical, business and leadership skills. His selection was unanimously approved by our Board of Directors, and we are confident that John is the ideal person to lead Sterling in the next chapter of its history. Our Board sought a Chief Executive Officer with outstanding credentials and experience in business development and John exceeded all of our Board’s criteria. He has overseen significant operation as well as commercial activities and has considerable experience in corporate development, including being one of the few people in the country to have primary responsibility for the development of a petroleum coke gasification project. John is also widely admired for his integrity, his high ethical standards and his collegial and collaborative leadership style and we are fortunate to have been able to obtain his services.”
Commenting on his appointment, Mr. Genova said: “I am honored and excited to be part of the Sterling organization and look forward to working with its outstanding leadership team and Board of Directors. Sterling is well positioned for growth, including development of our Texas City site, which we expect to lead to enhanced shareholder value.”
Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President – Refining and Marketing of Holly Corporation since 2004. Mr. Genova began his career as an engineer with ExxonMobil Corporation in 1976, working in a variety of domestic and international positions, including Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003.
A native of Colorado, Mr. Genova earned his Bachelor of Science degree in Chemicals and Petroleum Refining Engineering from the Colorado School of Mines. He also serves as a member of the Board of Directors of Encore Acquisition Company, which is engaged in the development of onshore North American oil and natural gas reserves. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

Mr. Genova is succeeding Mr. Crump, who served as our President and Chief Executive Officer since January of 2003 and a member of our Board of Directors since 2001. Mr. Crump had been at Sterling since its formation in 1986. “We were very fortunate to have the benefit of Rick’s experience and leadership over the years and are grateful to Rick for his 22 years of service to Sterling,” said Mr. Haney. “His leadership has positioned Sterling to take advantage of the growth opportunities that lie ahead. Rick has been an excellent leader, not only at Sterling, but in the chemical industry as a whole, and will be greatly missed. We all wish Rick well in his retirement and are pleased that we will continue to have access to his talents through his continued service on our Board of Directors.”
Sterling Chemicals, Inc. is a leading North American producer of selected petrochemicals used to manufacture a wide array of consumer goods and industrial products throughout the world. Its primary products are acetic acid and plasticizers.
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The information in this news release relating to matters that are not historical facts constitutes forward-looking information covered by the safe harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking information is based upon current information and expectations regarding Sterling and its subsidiaries. The estimates, forecasts and statements contained in or implied by the forward-looking information speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to evaluate and predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted by or in the forward-looking information. Important factors that could cause actual results to differ materially from what is expressed, implied or forecasted by or in the forward-looking information include the timing and extent of changes in commodity prices and global economic conditions, industry production capacity and operating rates, the supply-demand balance for Sterling’s products, competitive products and pricing pressures, increases in raw material costs, federal and state regulatory developments, Sterling’s high financial leverage, the availability of skilled personnel and operating hazards attendant to the industry, as well as the other risk factors discussed in Sterling’s filings with the Securities and Exchange Commission, including Sterling’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Sterling assumes no obligation to update the information contained in this press release.

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